OTCBB: CYOO

Canyon Copper Appoints Mr. Andrew F. de P. Malim as Director

Vancouver, BC, January 31, 2008, Canyon Copper Corp. (the ‘Company’ or ‘Canyon Copper’) (OTCBB: CYOO) is pleased to announce that Mr. Andrew F. de P. Malim has agreed to join the Board of Directors of Canyon Copper.

Mr. Malim is an experienced mining corporate finance executive with over 30 years dedicated to the financing and management of mining companies. Mr. Malim has a strong working knowledge of geology and geologic structures and has been associated with a number of significant mining discoveries including the Blackdome Mine and SNIP high-grade underground gold mining discoveries in British Columbia, several copper properties in Africa, gold exploration in North and South America and diamond exploration in the USSR and Africa.

Mr. Malim’s personal and corporate achievements include being a full member of the International Stock Exchange London from 1966 to 1979; a founding member of the James Capel & Co mining team from 1968 to 1979; and a founder of the Lion Mining Group in 1981 which until 2004, acted as financier both as principal and agent to numerous mining companies and projects. Lion Resource Management Ltd, prior to being acquired by Arlington Securities Ltd. in 2004, managed the well-known ‘Midas’ gold mining funds.

Mr. Malim has held executive and non executive board positions on numerous North American and UK mining companies including, Azco Mining Inc; Blackdome Resources Ltd.; Delaware Resources Ltd.; Dragon Gold Resources Ltd.; MFC- Mining Finance Corporation; Miramar Mining Corporation; and Kryso Resources Ltd (AIM)

Mr. Malim has written regularly for journals on the subject of mining finance and has been a regular speaker at mining conferences including the World Economic Forum in Washington, D.C.

During 1984 to 1988, Lion’s work included research in smaller mining projects with a number of major mining company clients. In 1985, N M Rothschild Asset Management took a major stake with Lion Group in MFC Mining Finance Corporation Inc (MFC) to develop the Blackdome Mine in south British Columbia. This ex-Noranda project was high-grade and the feasibility study by Kilborn confirmed 1,000,000 tonnes of 30 g/t gold. This project was a technical and market success.

During 1985 to 1989, Lion was financier to the SNIP project via Delaware Resources Ltd. The SNIP was located in northern British Columbia. The SNIP was similar to the Blackdome in grade and tonnage and style of mineralization. The SNIP came into profitable production and closed around 1999.

About Canyon Copper

Canyon Copper Corp.'s New York Canyon Property is located in the New York Canyon area of the Santa Fe Mining District, Mineral County, Nevada. The project hosts oxide and sulphide copper bearing mineralization outlined by historical operators. The most advanced of these zones is the Longshot Ridge copper oxide deposit. This zone has not been completely outlined and remains partially open. The Copper Queen mineralized zone is located approximately three Kilometres west of Longshot Ridge and hosts copper and molybdenum sulphide mineralization. Several additional mineralized areas identified throughout the New York Canyon property have yet to be explored.

     - -On behalf of the Board of Directors,

“Anthony Harvey”

Suite 408 – 1199 West Pender Street ● Vancouver, B.C. ● V6E 2R1
TEL (604) 331-9326 ● FAX (604) 684-9365

CANYON COPPER CORP.
Anthony R. Harvey, Chairman and CEO

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phases such as "believe,' "expect,' "plan,' "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the Company's ability to obtain additional financing, geological, mechanical or difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.